UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2012

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	92-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On June 4, 2012, GCI, Inc.'s parent company, General Communication, Inc. (“GCI”) entered into an Asset Purchase and Contribution Agreement by and among Alaska Communications Systems Group, Inc. (“ACS”), GCI, ACS Wireless, Inc., a wholly-owned subsidiary of ACS (“ACS Member”), GCI Wireless Holdings, LLC, a wholly-owned subsidiary of GCI, (“GCI Member”), and The Alaska Wireless Network, LLC, a wholly-owned subsidiary of GCI (the “Company”), pursuant to which the parties have agreed to contribute the respective wireless networks assets of GCI, ACS and their affiliates to the Company.

Under the terms of the Asset Purchase and Contribution Agreement, GCI Member agreed to purchase certain wireless network assets from ACS and its affiliates for $100 million and GCI and certain of its affiliates will contribute the purchased assets and its wireless network assets to the Company.  ACS also agreed to contribute its remaining wireless network assets to the Company.  Upon the contribution of assets to the Company, ACS Member will own one-third of the Company and GCI Member will own two-thirds of the Company.  ACS Member will be entitled to receive preferential cash distributions totaling $190 million over the first four years of the Company’s operations and GCI Member will be entitled to all remaining cash distributions during that period.  Following the initial four year period, GCI Member and ACS Member will receive distributions proportional to their ownership interests.

The closing of the transactions is subject to the satisfaction of customary closing conditions, including the receipt of required governmental and third party consents and approvals and the expiration of any applicable waiting periods under competition laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The transactions are expected to close by the second quarter of 2013.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(b)

On June 4, 2012, G. Wilson Hughes resigned as chief operating officer of GCI in connection with the expected formation of The Alaska Wireless Network, LLC (“AWN”) by GCI and ACS.  Mr. Hughes will continue to serve as executive vice president of GCI pending the establishment of AWN.

5.02(c)

On June 4, 2012, GCI appointed Gregory F. Chapados to succeed Mr. Hughes as executive vice president and chief operating officer.

Mr. Chapados is 54 years old and has served as one of our Senior Vice Presidents since June 2006.  Prior to that, he was the Managing Director of Integrated Strategies Initiatives LLC from August 2004 to May 2006.  Integrated Strategies was at the time a boutique investment bank serving middle-market companies in defense and other areas of federal contracting.  Prior to that, Mr. Chapados was a Managing Director at the investment bank, Hoak Breedlove Wesneski & Co. from February 1995 to July 2004.  Mr. Chapados is not related to any other director or officer of GCI.

In connection with the appointment of Mr. Chapados as executive vice president and chief operating officer, Mr. Chapados has been awarded 100,000 shares of restricted stock of GCI under the terms of GCI’s Stock Option Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press release issued by General Communication, Inc. on June 5, 2012, to announce its entry into a material definitive agreement.

99.2	Press release issued by General Communication, Inc. on June 5, 2012, to announce a change in its principal officers.

99.3	Questions and Answers document regarding the transaction

99.4	Investor slideshow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: June 5, 2012

	By	: /s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer
and Director
(Principal Financial Officer)